Daniels Corporate Advisory Co.
                                       67 Wall Street      22nd Floor
                                       New York, New York  10005-3198
=====================================================================

Phone 212-859-3466
Home Phone (718) 409-6599
Email onewallstreetn@aol.com

                                             December 19, 2001

Mr. Thomas Richfield
President
INFE, Inc.
7787 Leesburg Pike     Suite 200
Falls Church, VA  20043.



                         Re:  RELATIONSHIP AGREEMENT
                                   BETWEEN
                    ARTHUR D. VIOLA AND INFE, INC., AND TOM RICHFIELD


Dear Tom:

     In accordance with our telephone conference of earlier today this Consulting Agreement will supercede all other correspondence relating to a working relationship between Arthur D. Viola, (dba Daniels
Corporate Advisory Company), and INFE, Inc. and Tom Richfield, its
President;

(1) Mr. Arthur D. Viola, Corporate Advisor and Capital Partner, will be retained by INFE, Inc., (Parent) as an Independent Consultant to structure, financing and ultimate manage a PEO Roll-up within the INFE, Human Resource Subsidiary. This assignment is being offered and accepted on a "Best Efforts" Basis, only.

(2) Mr. Arthur D. Viola has earned and will receive a "sign on" bonus of 400,000 INFE S-8 shares for accepting this assignment upon the assignment of this Consulting Agreement. These shares will be registered in the name of "Aurthur D. Viola" and received by Mr. Viola no later than December 31, 2001. These S-8 Shares will be free-trading shares.

(3) Separate and apart from the Consulting Assignment detailed above, Mr. Viola will Invest $37,500 (through the purchase of 150,000 free trading shares of INFE, Inc.), in order to provide INFE, Inc. with the added working capital to commence the registration of the INFE, Human Resource, Mr. Viola will receive:

(A) The 100% ownership of INFE, Human Resource, Inc. which will become a spin-off company. INFE, Inc., at its sole additional cost (above the $37,500 being supplied by Mr. Viola at this time), will deliver a fully-registered spin-off with an OTC:BB Symbol. Mr. Viola will own 100% of the stock of INFE, Human Resources, Inc., on the signing of this agreement. Upon the structuring of a deal (whether a PEO acquisition as a "Platform" for a PEO Roll-UP or any other acquisition), Arthur Viola, the owners of the acquired comapny and investors will own 80% of the stock at spin-off, with INFE, Inc. (for the benefit of its shareholders) owning the remainign 20%. The entire 20% of the shares eceived by INFE, Inc. will be spun-off to its shareholders.


          Exhibit 10.3 - Pg. 1



(B) In the event, Mr. Arthur Viola, at his sole-discretion, should decide to sell the public shell (presently known as "INFE, Inc. Human Resources"), all compensation received by him for the shell will be shared equally with INFE, Inc., (current, Parent). This will include all cash and stock compensation.

All Phases of this Agreement will be governed by the laws of the state of New York.

Dated:

Dated:  12/20/01

Mr. Arthur D. Viola           /s/Arthur D. Viola
Independent Consultant        ------------------------------------
         and as
Senior Partner
Daniels Corporate Advisory Company
67 Wall Street       22nd Floor
New York, New York  10005-3198



Mr. Tom Richfield             /s/Tom Richfield
               (Individually)  -------------------------------------
     and as
President
INFE, Inc.
7787 Leesburg Pike     Suite 200
Falls Church, VA  22043





          Exhibit 10.3 - Pg. 2